Exhibit 5.2

Aon plc Metropolitan Building James Joyce Street Dublin 1 Ireland

Our ref FBO/SCC 659500-41	22 June 2023

Dear Sirs

Registration Statement on Form S-3

We have acted as Irish counsel to Aon plc, a public limited company incorporated under the laws of Ireland (company number 604607) (the “Company” or “Aon plc”) in connection with its filing (together with Aon Global Limited, a private limited company incorporated under the laws of England and Wales (“AGL”), Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (“AGH”), Aon Corporation, a Delaware corporation (“Aon Corporation”) and Aon North America, Inc., a Delaware corporation (“ANA”, and together with the Company, AGL, AGH and Aon Corporation, the “Registrants”)), on the date hereof, of a registration statement on Form S-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”).

Pursuant to the Registration Statement, the Registrants will register, under the Securities Act, an indeterminate number of the following: (i) co-issued debt securities of the Company, (ii) debt securities or co-issued debt securities of AGH, (iii) debt securities or co-issued debt securities of Aon Corporation, (iv) debt securities or co-issued debt securities of ANA (each of the foregoing issued or co-issued debt securities listed as (i) to (iv), being “Debt Securities”), (v) preference shares of $0.01 each (nominal value) in the capital of the Company (“Preference Shares”), (vi) class A ordinary shares of $0.01 each (nominal value) in the capital of the Company (“A Ordinary Shares”, and together with the Preference Shares, “Shares”), (vii) share purchase contracts, representing contracts obligating holders to purchase from the Company, and obligating the Company to sell, to the holders, a specified number of A Ordinary Shares at a future date or dates (“Share Purchase Contracts”), (viii) share purchase units, comprising a Share Purchase Contract, and, as security for a holder’s obligations to purchase A Ordinary Shares, co-issued debt securities, Preference Shares or debt obligations of third parties, including U.S. Treasury securities, “Share Purchase Units”) and (ix) guarantees of the Debt Securities (“Guarantees”, and together with the Debt Securities, the Preference Shares, the A Ordinary Shares and the Share Purchase Contracts and the Share Purchase Units, “Securities”).

The Company may co-issue Debt Securities and give Guarantees of Debt Securities issued or co-issued by another Registrant under:

1.

a form of indenture, to be filed with the Commission as an exhibit to the Registration Statement, to be made among AGH, as issuer or co-issuer, any of the Company, Aon Corporation or ANA, as co-issuer, and the Company, AGL, Aon Corporation and/or ANA, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AGH Indenture”), as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s);

2.

a form of amended and restated indenture, to be filed with the Commission as an exhibit to the Registration Statement, to be made among Aon Corporation, as issuer or co-issuer, any of the Company, AGH or ANA, as co-issuer, and the Company, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Aon Corporation Indenture”), as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s); and

3.

a form of indenture, to be filed with the Commission as an exhibit to the Registration Statement, to be made among ANA, as issuer or co-issuer, any of the Company, AGH or Aon Corporation, as co-issuer, and the Company, AGL, AGH and/or Aon Corporation, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “ANA Indenture”, and together with the AGH Indenture and the Aon Corporation Indenture, the “Indentures”) as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s).

In connection with this Opinion, we have reviewed the corporate resolutions, records and other documents and searches listed in Schedule 1 to this Opinion (the “Documents”).

Based on the foregoing, and subject to the assumptions, qualification and limitations set out in Schedule 2, Schedule 3 and elsewhere in this Opinion, we are of the opinion that:

1.	the Company is a public limited company, duly incorporated and validly existing under the laws of Ireland;

2.

the Company has the requisite power and authority under its constitution to enter into the Indentures and to perform its obligations thereunder and, if duly authorised by a valid resolution of the board of directors of the Company or a duly appointed committee thereof in respect of a particular issuance, and subject to compliance with the terms of the relevant Indenture (as supplemented, from time to time, by any duly authorised, executed and lawful supplemental indenture(s)): (a) to co-issue Debt Securities; and (b) to the extent not acting as co-issuer, to give Guarantees of Debt Securities issued or co-issued by another Registrant, and such Debt Securities and Guarantees, when issued or given, as aforesaid, will constitute valid and binding obligations of the Company;

3.

the Shares (including any Shares issued pursuant to Share Purchase Contracts and Share Purchase Units), when issued in accordance with all necessary corporate action of the Company (including a valid resolution of the board of directors of the Company or a duly appointed committee thereof) and the provisions of the Company’s constitution, and subject to receipt by the Company of the full consideration payable therefor, will be validly issued, fully-paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean that the registered holders of shares are not subject to calls for additional payments on such shares); and

4.

the Share Purchase Contracts and Share Purchase Units, when issued in accordance with all necessary corporate action of the Company (including a valid resolution of the board of directors of the Company or a duly appointed committee thereof), the provisions of the Company’s constitution, and subject to compliance with the terms of any duly authorised, executed and lawful agreement or instrument constituting such Securities (including, in the case of any Debt Securities comprised in any Share Purchase Units, the relevant Indenture (as supplemented, from time to time, by any duly authorised, executed and lawful supplemental indenture(s))), will constitute valid and binding obligations of the Company.

This Opinion is based upon, and limited to, the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinions as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 5.2 to the Registration Statement and to the reference to Matheson LLP under the caption “Validity of Securities” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

MATHESON LLP

Schedule 1

The Documents

1.

A certificate issued by the secretary of the Company dated 22 June 2023 (the “Corporate Certificate”), among other matters, attaching a copy of each of the following certified as being true, complete and correct:

(a)

copies of each of the certificate of incorporation of the Company dated 23 May 2017, certificate of incorporation on change of name of the Company dated 5 November 2019 and certificate of incorporation on re-registration of the Company as a public limited company 18 March 2020;

(b)	copy constitution of the Company adopted by special resolution passed on 31 March 2020 and amended by special resolution passed on 2 June 2021; and

(c)	copy of the resolutions of the board of directors of the Company passed on 16 June 2023.

2.	The final form of the Registration Statement, including the prospectus contained therein filed, or to be filed, with the Commission.

3.	The final forms of each of the Indentures to be filed with the Commission as exhibits to the Registration Statement.

4.

Searches carried out by independent law researchers on our behalf against the Company on 22 June 2023 in: (a) the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, (b) the Judgments’ Office of the Central Office of the High Court of Ireland and (c) the Irish Companies Registration Office in Dublin (the “Companies Registration Office”) (the “Searches”).

Schedule 2

Assumptions

For the purposes of this Opinion, we have assumed:

1.	The truth and accuracy of the contents of the Documents as to factual matters, but have made no independent investigation regarding such factual matters.

2.	All signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, the Documents submitted to us are genuine.

3.

Any electronic signature inserted on a Document was inserted by the signatory in question and not by another person and, where attested by a witness, was inserted in the physical presence of the witness, and each other party to any Document which has been executed using an electronic signature has consented to the execution by the Company of that Document by way of electronic signature.

4.

All Documents submitted to us as originals are authentic and complete and all Documents submitted to us as copies (including without limitation any document submitted to us as a .pdf, or any other format, attachment to an email) are complete and conform to the originals of such Documents, and the originals of such Documents are authentic and complete.

5.	The Corporate Certificate is accurate in all respects (other than in relation to any matter of Irish law on which we expressly opine).

6.	Each of the Indentures will be executed by all parties in the forms we have examined for the purposes of this Opinion.

7.

The terms of any supplemental indenture to any of the Indentures will be duly authorised, executed and delivered by all parties thereto (including the Company) and no such supplemental indenture will contain a term or other provision that would render the applicable Indenture or the offer, sale, issuance, co-issuance, admission to trading and/or listing of Debt Securities, or the giving by the Company of Guarantees thereunder, unlawful under the Company’s constitution or the applicable laws of any jurisdiction, including Ireland.

8.

Each party to the Documents (other than the Company) had (when it entered into), and continues to have, the due and requisite capacity, power and authority to enter into, execute and perform its obligations under the Documents, and the Documents are, and will not become, subject to avoidance by any person under all applicable laws in any applicable jurisdictions (other than, in the case of the Company, the laws of Ireland and the jurisdiction of Ireland).

9.	All Documents dated on or prior to the date hereof and on which we have expressed reliance have not been revoked or amended and remain accurate.

10.

The resolutions of the board of directors of the Company on which we have expressed reliance were duly passed at a properly constituted, convened and quorate meeting of the board of directors of the Company, and such resolutions have not been amended or rescinded and are in full force and effect.

11.	The Company will derive a commercial benefit from entering into the Indentures, any supplemental indenture(s) and any other document referred to in, or contemplated by, the

Registration Statement (including the prospectus contained therein and any prospectus supplement) and issuing and/or co-issuing Debt Securities or giving Guarantees commensurate with the obligations undertaken by it thereunder.

12.

In approving the entry into the Indentures and any other document referred to in, or contemplated by, the Registration Statement (including the prospectus contained therein) and giving Guarantees, the directors of the Company have acted in a manner they consider, in good faith, to be in the interests of the Company for its legitimate business purposes and which would be likely to promote the success of the Company for its members as a whole.

13.

At the time of the allotment of any Shares (including upon the grant or issuance of any rights, or securities conferring rights, to be allotted or which are convertible into Shares (“Convertible Rights”), including Share Purchase Contracts and Share Purchase Units), the Company will have a sufficient number of authorised but unissued Shares in its share capital (being at least equal to the number of Shares the subject of the relevant allotment). For the avoidance of doubt, an “allotment” includes an agreement to allot Shares.

14.

At the time of the allotment of any Shares (including upon the grant or issuance of any Convertible Right, including Share Purchase Contracts or as part of Share Purchase Units), to the extent required: (a) the directors of the Company will, in accordance with section 1021 of the Companies Act 2014 of Ireland (the “Companies Act”), have been generally and unconditionally authorised by the shareholders of the Company to allot a sufficient number of “relevant securities” (within the meaning of that section), being at least equal to the number of Shares the subject of such allotment (including upon the grant or issuance of a Convertible Right) and (b) the directors of the Company will, in accordance with section 1023 of the Companies Act, have been empowered by the shareholders of the Company to allot such Shares or to grant or issue such Convertible Rights as if section 1022(1) of the Companies Act did not apply to such allotment.

15.

Where treasury shares are being re-issued, the maximum and minimum prices of re-issue shall have been determined in advance at a general meeting of the Company in accordance with the requirements of section 1078 of the Companies Act.

16.

No Share will be allotted and issued for less than its nominal value, and no Share will be allotted and issued for consideration other than cash save in accordance with the provisions of sections 1027, 1028 and 1029 of the Companies Act.

17.

No Share will be allotted and issued: (a) for consideration of an undertaking from any person that he, she or another will do work or perform services for the Company or for any other person, (b) for consideration otherwise than in cash that includes an undertaking which is to be or may be performed more than five years after the date of allotment or (c) for other consideration which, from time to time, is not considered good or adequate consideration.

18.	A Share shall be issued by the entry of the name of the registered holder thereof in the register of members of the Company confirming that such Share has been issued fully paid-up.

19.

The Company shall not, by virtue of or in connection with any Securities to be allotted, issued and/or co-issued by it or the giving by it of any Guarantees, give any financial assistance, as contemplated by sections 82 and 1043 of the Companies Act for the purpose of any acquisition of shares in the capital of the Company or any company which, from time to time, is the holding company of the Company, save as permitted by, or pursuant to an exemption to, the said sections 82 and 1043.

20.

The Company and any other entity whose obligations are guaranteed by it under any of the Indentures or any supplemental indenture together comprise a “group” for the purposes of section 243 of the Companies Act and any person that subsequently becomes an issuer, co-issuer or a guarantor under any of the Indentures or any supplemental indenture will also be a member of such group.

21.

In entering into the Documents and approving the allotment, issue, co-issue and/or sale of any Securities or the giving of any Guarantee, there shall be no intent by the directors and/or any duly authorised officer of the Company acting under delegated authority to give a creditor a preference which could be deemed to be an unfair preference in accordance with section 604 of the Companies Act.

22.

The obligations expressed to be assumed by each party to the Indentures are legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions, other than, in the case of the Company, the laws of Ireland and the jurisdiction of Ireland and any obligations expressed to be assumed by each party to any supplemental indenture(s) will be legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions, including the laws of Ireland and the jurisdiction of Ireland.

23.

If any obligation of any of the parties under any of the Indentures or any supplemental indenture(s) is to be performed in any jurisdiction other than Ireland, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction and there are no provisions of the laws or public policy of any jurisdiction outside Ireland which would be contravened by the execution or performance of any of the Indentures or any supplemental indenture(s) or which would render their performance ineffective by virtue of the laws of that jurisdiction.

24.

The Indenture, any supplemental indenture(s) and the transactions contemplated thereby and the payments to be made thereunder are not and will not be affected by any financial restrictions or sanctions arising from orders made by the Irish Minister for Finance under the Financial Transfers Act 1992 of Ireland and/or section 42 of the Criminal Justice (Terrorist Offences) Act 2005 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Act 2010 of Ireland.

25.

All authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement (including the prospectus contained therein and any prospectus supplement) or with respect to the issue, co-issue, offer or sale of any Securities or the giving of any Guarantees (other than, in the case of the Company, the governmental or regulatory authorities of Ireland) have been, or will be, obtained and are, or will be, in full force and effect, all Securities and Guarantees will conform with the descriptions contained in the Registration Statement (including the prospectus contained therein and any prospectus supplement) and, subject to such changes as may be required in order to comply with any requirement of Irish law, the selling restrictions contained in the Registration Statement (including the prospectus and any supplemental prospectus) have been and will, at all times, be observed and the Company will otherwise comply with the terms of any other lawful agreements relating to the issue, co-issue, sale and/or offer of any Securities or the giving of any Guarantees.

26.

The creation, issuance, co-issuance, offer or sale, including the marketing, of any Securities or the giving of any Guarantees will be made, effected and conducted in accordance with and will not otherwise violate any applicable laws and regulations of any jurisdiction, including Ireland, or supra-national authority, including, without limitation: (a) the securities laws and regulations of any jurisdiction or supra-national authority which impose any restrictions, or mandatory requirements, in relation to the offering or sale of the Securities to the public in any jurisdiction, including the obligation to prepare a prospectus or registration document relating to any Securities and (b) any requirement or restriction imposed by any court, governmental body or supra-national authority having jurisdiction over the Company or the members of its group.

27.

That: (a) the Company will be fully solvent at the time of and immediately following the issue and/or co-issue of any Securities or the giving of any Guarantees, (b) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue and/or co-issue of any Securities or the giving of any Guarantees, (c) no receiver will have been appointed in relation to any of the assets or undertaking of Aon plc prior to the issue and/or co-issue of any Securities or the giving of any Guarantees and (d) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to Aon plc prior to the issue and/or co-issue of any Securities or the giving of any Guarantees.

28.

The information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered, and the Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered. No additional matters would have been disclosed by searches being carried out since that time.

29.

No proceedings have been or will be instituted or injunction granted against the Company to restrain it from issuing and/or co-issuing any Securities or giving any Guarantees and the issue, co-issue or giving of same would not be contrary to any state, government, court, state or quasi-governmental agency, licencing authority, local or municipal government body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

30.	The absence of fraud and the presence of good faith on the part of all parties to the Documents and any other relevant documents and their respective officers, employees, agents and advisors.

31.	No Securities will be listed or traded on a stock exchange or other market in the European Economic Area.

Schedule 3

Qualifications

The opinions in this Opinion are subject to the following qualifications:

1.

A search at the Companies Registration Office is not conclusively capable of revealing whether or not a winding-up petition or a petition for the appointment of an examiner, receiver or liquidator has been presented or a resolution passed for the winding-up of the Company. A search on the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland is not capable of revealing whether or not a receiver has been appointed in respect of the Company.

2.

Whilst each of the making of a winding-up order, the making of an order for the appointment of an examiner or the appointment of a receiver may be revealed by a search at the Companies Registration Office it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters. Similarly whilst a petition to wind-up the Company may be revealed by a search on Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, the making of a winding-up order may not be filed on the Index immediately and therefore our searches may not have revealed such matters.

3.	The position reflected in the Searches may not be fully up to date.

4.

The expressions “validly” and “valid and binding” when used in this Opinion mean that the obligations expressed to be assumed are of a type which the courts of Ireland will treat as valid and binding. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement of obligations may be:

(a)

limited by general principles of equity, in particular, equitable remedies (such as an order for specific performance or an injunction) which are discretionary and are not available where damages are considered to be an adequate remedy;

(b)

subject to any limitations arising from examinership, administration, bankruptcy, insolvency, moratoria, receivership, liquidation, reorganisation, court scheme of arrangement, arrangement and similar laws affecting the rights of creditors;

(c)	limited by the provisions of the laws of Ireland applicable to contracts held to have been frustrated by events happening after their execution;

(d)

invalidated if and to the extent that performance or observance arising in a jurisdiction outside Ireland would be unlawful, unenforceable, or contrary to public policy or to the exchange control regulations under the laws of such jurisdiction;

(e)	invalidated by reason of fraud; and

(f)	barred under the Statutes of Limitations of 1957 of Ireland (as amended from time to time) or may be or become subject to the defence of set-off or counterclaim.

5.

The Companies Act prohibits certain steps being taken except with the leave of the court against a company after the presentation of a petition for the appointment of an examiner. This prohibition continues if an examiner is appointed for so long as the examiner remains appointed

(maximum period of one hundred days or such period as the court in question may determine). Prohibited steps include steps taken to enforce any security over the company’s property, the commencement or continuation of proceedings or execution or other legal process or the levying of distress against the company or its property and the appointment of a receiver.

6.

Under the provisions of the Companies Act, an examiner can be appointed on a petition to the Circuit Court, if certain criteria are met. It is not possible for anyone other than a party to the relevant proceedings or the solicitors on record for such parties to inspect the Circuit Court files to ascertain whether a petition for the appointment of an examiner has been made in the Circuit Court, and we have made no searches or enquiries in this regard in respect of the Company.

7.

A contractual provision conferring or imposing a remedy or an obligation consequent upon default may not be enforceable if it were construed by an Irish court as being a penalty, particularly if it involved enforcing an additional pecuniary remedy (such as a default or overdue interest) referable to such default and which does not constitute a genuine and reasonable pre-estimate of the damage likely to be suffered as a result of the default in payment of the amount in question or the termination in question; further, recovery may be limited by laws requiring mitigation of loss suffered.

8.

An Irish court may not give effect to an indemnity given by any party to the extent it is in respect of legal costs incurred by an unsuccessful litigator or to the extent that it is in respect of litigation costs which are not awarded by the court.

9.

In the event of any proceedings being brought in an Irish court in respect of a monetary obligation expressed to be payable in a currency other than euro, an Irish court would have the power to give a judgment to pay a currency other than euro but may decline to do so in its discretion and an Irish court might not enforce the benefit of currency conversion or indemnity clauses and, with respect to a bankruptcy, liquidation, insolvency, reorganisation or similar proceeding, the laws of Ireland may require that all claims or debts be converted into euro at an exchange rate determined by the court as at a date related thereto, such as the date of commencement of a winding-up.

10.

This Opinion does not deal with the tax (including stamp duty) treatment of the issuance, co-issuance, transfer and/or assignment of any Securities or the giving, transfer and/or assignment of any Guarantees or any payments in respect of any Securities or Guarantees, or any other tax matter.

11.

Where a party is vested with a discretion or may determine a matter in his or its opinion, the laws of Ireland may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

12.

The courts of Ireland may interpret restrictively any provision purporting to allow the beneficiary of a guarantee or other suretyship to make a material amendment to the obligations to which the guarantee or suretyship relates without further reference to the guarantor or surety.

13.

An Irish court may not give effect to any provision of a contract which (a) provides for a matter to be determined by future agreement or negotiation or (b) it considers to be devoid of any meaning, vague or uncertain.

14.	A right of set-off provided for in a contract or another document may not be enforceable in all circumstances.